EXHIBIT 11


             Statement Regarding Computation of Earnings Per Share


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                              BECKLEY BANCORP, INC.

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                  Twelve
                                               Months Ended
                                             December 31, 1996
                                             -----------------

           Net income......................       $275,518
                                                   -------

           Primary and fully diluted average
           shares  outstanding net of 18,482
           unallocated ESOP shares and
           including  1,982 shares
           attributable  to  outstanding
           options determined under
           the treasury stock method.......        584,965
                                                   -------

           Per Share Amount................         $ 0.47
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